Smithfield Foods Reports Record Fiscal 2025 Results

•Delivering on Strategy Commitments in Defining First Year Post-IPO
•Achieved Annual Operating Profit of $1.3 billion; Second Consecutive Year of Record Operating Profit
•Fourth Consecutive Year of Packaged Meats Segment Operating Profit Above $1 Billion
•Company Announces Dividend Increase to $1.25 per share in 2026

SMITHFIELD, Va., March 24, 2026 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fiscal 2025 fourth quarter and year ended December 28, 2025.

Full Year Fiscal 2025 Financial Highlights
•Net sales of $15.5 billion, up 9.8% from fiscal year 2024
•Operating profit of $1,292 million, up 15.6% from fiscal year 2024; Adjusted operating profit of $1,336 million, up 30.5% from fiscal year 2024
•Operating margin of 8.3%; Adjusted operating margin of 8.6%
•Packaged Meats operating profit of $1,094 million; Operating profit margin of 12.5%
•Packaged Meats adjusted operating profit of $1,089 million; Adjusted operating profit margin of 12.4%
•Diluted earnings per share from continuing operations attributable to Smithfield of $2.51
•Adjusted diluted earnings per share from continuing operations attributable to Smithfield of $2.55
•Paid annual dividends of $1.00 per share

Fourth Quarter Fiscal 2025 Financial Highlights
•Net sales of $4.2 billion, up 7.0% from the fourth quarter of 2024
•Operating profit of $400 million, up 19.6% from the fourth quarter of 2024; Adjusted operating profit of $402 million, up 27.8% from the fourth quarter of 2024
•Operating margin and adjusted operating margin of 9.5%
•Packaged Meats operating profit and adjusted operating profit of $302 million; operating profit margin and adjusted operating profit margin of 11.8%
•Diluted and adjusted diluted earnings per share from continuing operations attributable to Smithfield of $0.83

CEO Perspective

“Fiscal 2025 was a defining year. We delivered on our strategies, drove record profit, expanded margins, generated strong free cash flow and set the foundation for multi-year growth,” said Smithfield President and CEO Shane Smith. “Given significant market headwinds, our record results are a true testament to the power of our diversified product portfolio, our vertically integrated model and our relentless focus on operational excellence. Our strong performance was broad-based, with solid execution by each segment.”

Smith added, “Looking ahead to 2026, our objective is to again grow sales and profitability and we see a long runway ahead for future growth led by our flagship Packaged Meats segment and iconic brand portfolio. Our culture of continuous improvement enables us to drive efficiencies and continuously unlock value across our business. We are investing capital in a disciplined manner to support our growth strategies, generate attractive returns and build sustainable long-term value for our shareholders.”

2025 Business Highlights

◦Delivered on strategy commitments in defining first year post-IPO. Fiscal 2025 marked Smithfield’s first year following its return to the U.S. equity markets, during which the company delivered on its strategies, drove record profit, expanded margins, generated strong free cash flow and set the foundation for multi-year growth.

◦Continued momentum in Packaged Meats with fourth consecutive year of segment profit above $1 billion. Despite a cautious consumer spending environment and raw material input cost increases of $525 million, the company continued to drive Packaged Meats performance through improved product mix, expanded retail distribution and higher foodservice volume, fueled by innovation.

◦Advanced Fresh Pork execution agility and channel diversification. Fresh Pork largely mitigated gross market spread compression of $135 million as well as export disruption by quickly adapting to market conditions. Key strategies included growing value‑added offerings in the U.S. retail channel and expanding sales to adjacent channels such as pet food and pharmaceutical ingredients, while continuing to deliver operating efficiencies.

◦Progressed Hog Production optimization initiatives. The company made significant progress towards its rightsizing strategy in Hog Production, reducing the size of its internal hog production from 14.6 million head in 2024 to 11.1 million head in 2025, which represents approximately 40% of the hogs processed by its Fresh Pork segment. Improved cost structure and productivity improvements on retained farms helped drive a $320 million and a $328 million year-over-year improvement in annual segment operating profit and adjusted operating profit, respectively.

◦Strengthened organizational alignment across upstream businesses. Smithfield appointed Donovan Owens as President of North America Pork, aligning Fresh Pork, Hog Production, Commodity Risk Management and Mexico operations under a unified leadership structure to enhance coordination across the value chain and support long‑term growth objectives.

◦Reinforced culture of continuous improvement. Across the organization, Smithfield continued to emphasize operational excellence, network optimization and disciplined capital deployment, reinforcing a culture focused on efficiency, accountability and long‑term value creation. This included consolidating its dry sausage production as well as effecting a reduction in workforce initiative to streamline operations.

◦Generated more than $1 billion in cash flows from operating activities. The company’s strong cash flow generation is directly attributable to the changes made to reform and rationalize hog production, to optimize operations and continued $1 billion+ profit performance in Packaged Meats.

◦Announced synergistic M&A activity. In January, Smithfield entered into a definitive agreement to acquire Nathan’s Famous, which upon completion, will transform Smithfield from a manufacturer into a brand owner, eliminating licensing fees and capturing the full profit margin on retail products. We anticipate the transaction will deliver immediate earnings growth for shareholders.

◦Announced strategic growth investment. The company initiated the approval process for a proposed new state‑of‑the‑art Packaged Meats and Fresh Pork processing facility in Sioux Falls, South Dakota, which supports its long-term strategy of continuing to grow and optimize value-added packaged meats and fresh pork operations to deliver innovation, convenience and value to customers. The proposed combined facility will be the most modern of its kind in the U.S., with highly efficient process flow, advanced automation technology and a streamlined design and will deliver significant efficiency gains to Smithfield’s Fresh Pork and Packaged Meats operations.

Review of Financial Results

Results of Operations
Sales

	Three Months Ended
	December 28, 2025	December 29, 2024	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$2,563	$2,458	$105	4.3%
Fresh Pork	2,045	2,002	43	2.1%
Hog Production	808	782	26	3.3%
Other	173	121	52	42.8%
Total segment sales	5,590	5,364	226	4.2%
Inter-segment sales eliminations:
Fresh Pork	(820)	(754)	(65)	8.7%
Hog Production	(544)	(659)	115	(17.5)%
Total inter-segment sales eliminations	(1,363)	(1,413)	49	(3.5)%
Consolidated sales	$4,227	$3,951	$275	7.0%

	Twelve Months Ended
	December 28, 2025	December 29, 2024	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$8,757	$8,319	$438	5.3%
Fresh Pork	8,344	7,873	471	6.0%
Hog Production	3,393	3,002	391	13.0%
Other	528	471	58	12.2%
Total segment sales	21,023	19,665	1,358	6.9%
Inter-segment sales eliminations:
Fresh Pork	(3,327)	(2,990)	(337)	11.3%
Hog Production	(2,164)	(2,533)	369	(14.6)%
Other	(1)	(1)	—	(3.6)%
Total inter-segment sales eliminations	(5,492)	(5,524)	32	(0.6)%
Consolidated sales	$15,531	$14,142	$1,389	9.8%

Operating Profit (Loss)

	Three Months Ended
	December 28, 2025	December 29, 2024	$ Change	% Change
	(in millions)
Packaged Meats	$302	$313	$(12)	(3.7)%
Fresh Pork	87	70	16	23.4%
Hog Production	64	(8)	72	NM
Other	14	17	(3)	(18.5)%
Corporate expenses	(49)	(62)	13	20.8%
Unallocated (1)	(17)	4	(21)	NM
Operating profit	$400	$335	$65	19.6%

	Twelve Months Ended
	December 28, 2025	December 29, 2024	$ Change	% Change
	(in millions)
Packaged Meats	$1,094	$1,168	$(74)	(6.4)%
Fresh Pork	214	266	(52)	(19.7)%
Hog Production	176	(144)	320	NM
Other	45	35	10	29.1%
Corporate expenses	(128)	(153)	26	16.8%
Unallocated (1)	(109)	(55)	(55)	(99.2)%
Operating profit	$1,292	$1,118	$175	15.6%
________________
(1)    We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.

Financial Position

As of December 28, 2025, we had $3,837 million of available liquidity consisting of $1,539 million in cash and cash equivalents and $2,298 million of availability under our committed credit facilities. We ended the year with a ratio of net debt to adjusted EBITDA from continuing operations(1) on a trailing twelve months basis of 0.3x.
________________
(1)A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation of the ratio of net debt to adjusted EBITDA from continuing operations to the most comparable GAAP measure.

Dividend Update

In fiscal year 2025, we paid dividends of $1.00 per share. On March 23, 2026, our Board declared a quarterly cash dividend of $0.3125 per share of common stock, which is payable on April 21, 2026, to shareholders of record on April 7, 2026. We anticipate the remaining quarterly dividends in fiscal year 2026 will be $0.3125 per share, resulting in an annual dividend rate in fiscal year 2026 of $1.25 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2026 Outlook

The Company is providing its initial financial outlook for fiscal 2026 as follows:

•Total Company sales to be up low-single-digits compared to fiscal year 2025.

•Packaged Meats segment adjusted operating profit of between $1,100 million to $1,200 million.

•Fresh Pork segment adjusted operating profit of between $200 million to $260 million.

•Hog Production segment adjusted operating profit of between $150 million to $200 million.

•Total Company adjusted operating profit of between $1,325 million to $1,475 million.

•Capital expenditures of between $350 million to $450 million. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.

•An effective tax rate of between 22.5% and 24.5%.

The Company’s outlook for 2026 includes 53 weeks of results. The outlook excludes the impact of the proposed Nathan’s Famous acquisition and investment in the new processing facility in Sioux Falls, South Dakota.

Conference Call Information

A conference call to discuss the fiscal fourth quarter and full year 2025 financial results is scheduled for today, March 24, 2026, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 844-539-3338 (international callers please dial 412-652-1269).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 855-669-9658 (international callers please dial 412-317-0088). The pin number to access the telephone replay is 4370056. The replay will be available until March 31, 2026. For more information, please visit investors.smithfieldfoods.com.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world. For more information, please visit investors.smithfieldfoods.com

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (1) adjusted net income from continuing operations attributable to Smithfield, (2) adjusted net income from continuing operations per common share attributable to Smithfield, (3) EBITDA from continuing operations, (4) adjusted EBITDA from continuing operations, (5) adjusted EBITDA margin from continuing operations, (6) adjusted operating profit, (7) adjusted operating profit margin, (8) net debt and (9) ratio of net debt to adjusted EBITDA from continuing operations. We refer to these measures as “non-GAAP” financial measures.

(1) Adjusted net income from continuing operations attributable to Smithfield is defined as net income (loss), excluding the effects of loss contingencies and transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income from continuing operations attributable to Smithfield is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (2) Adjusted net income from continuing operations per common share attributable to Smithfield is defined as adjusted net income from continuing operations attributable to Smithfield divided by total outstanding common shares. (3) EBITDA from continuing operations is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (4) Adjusted EBITDA from continuing operations is defined as EBITDA further adjusted for non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. We believe that adjusted EBITDA from continuing operations is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (5) Adjusted EBITDA margin from continuing operations is defined as adjusted EBITDA from continuing operations divided by total sales. We believe that adjusted EBITDA margin from continuing operations is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (6) Adjusted operating profit is defined as operating profit, excluding items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (7) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of revenues. We believe that adjusted net income from continuing operations per common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (8) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (9) Ratio of net debt to adjusted EBITDA from continuing operations is defined as net debt divided by adjusted EBITDA from continuing operations. We believe that ratio of net debt to adjusted EBITDA from continuing operations is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA from continuing operations, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2026 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2026 projected adjusted results to its fiscal year 2026 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our financial outlook for 2026; our ability to drive multi-year growth; our ability to complete the acquisition of Nathan’s Famous and, upon completion, deliver earnings growth for shareholders and the anticipated dividend payments of $1.25 per share in 2026.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (1) the cyclical nature of our operations and fluctuations in commodity prices; (2) our dependence on third- party suppliers; (3) our ability to execute on our strategy to optimize the size of our hog production operations; (4) our ability to navigate geopolitical risks including increased tariffs on our exports, (5) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (6) our ability to compete successfully in the food industry; (7) our ability to anticipate and meet consumer trends and interests through product innovation; (8) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (9) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (10) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (11) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) our dividend policy and our ability to pay dividends; and (13) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Sales	$4,227	$3,951	$15,531	$14,142
Cost of sales	3,625	3,418	13,442	12,244
Gross profit	602	533	2,089	1,897
Selling, general and administrative expenses	206	246	849	840
Operating gains	(4)	(47)	(52)	(60)
Operating profit	400	335	1,292	1,118
Interest expense, net	8	14	41	66
Non-operating (gains) losses	(1)	5	(18)	(9)
Income from continuing operations before income taxes	393	316	1,270	1,061
Income tax expense	78	105	283	271
Income from equity method investments	(16)	(6)	(12)	(8)
Net income from continuing operations	331	217	998	798
Net income from continuing operations attributable to noncontrolling interests	4	6	11	14
Net income from continuing operations attributable to Smithfield	327	211	987	783

Income (loss) from discontinued operations before income taxes	—	(3)	—	184
Income tax expense from discontinued operations	—	4	—	13
Net income (loss) from discontinued operations	—	(7)	—	172
Net income from discontinued operations attributable to noncontrolling interests	—	—	—	2
Net income (loss) from discontinued operations attributable to Smithfield	—	(7)	—	170

Net income	331	210	998	970
Net income attributable to noncontrolling interests	4	6	11	17
Net income attributable to Smithfield	$327	$204	$987	$953

Net income (loss) per common share attributable to Smithfield:
Basic:
Continuing operations	$0.83	$0.56	$2.52	$2.06
Discontinued operations	—	(0.02)	—	0.45
Total	$0.83	$0.54	$2.52	$2.51

Diluted:
Continuing operations	$0.83	$0.56	$2.51	$2.06
Discontinued operations	—	(0.02)	—	0.45
Total	$0.83	$0.54	$2.51	$2.51

Weighted-average shares outstanding:
Basic	393,112,711	380,069,232	392,037,699	380,069,232
Diluted	393,865,911	380,069,232	392,701,169	380,069,232

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 28, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,539	$943
Accounts receivable, net	1,023	558
Inventories, net	2,328	2,412
Prepaid expenses and other current assets	276	290
Total current assets	5,166	4,202

Property, plant and equipment, net	3,226	3,176
Goodwill	1,623	1,613
Intangible assets, net	1,260	1,266
Operating lease assets	387	335
Equity method investments	209	202
Other assets	306	260
Total assets	$12,177	$11,054

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$856	$777
Current portion of long-term debt and finance lease obligations	3	3
Current portion of operating lease obligations	71	56
Accrued expenses and other current liabilities	811	871
Total current liabilities	1,741	1,706

Long-term debt and finance lease obligations	2,000	1,999
Long-term operating lease obligations	322	286
Deferred income taxes, net	658	518
Net long-term pension obligation	207	279
Other liabilities	185	208

Redeemable noncontrolling interests	264	225

Commitments and contingencies

Equity:
Shareholders’ equity:
Preferred stock, no par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 5,000,000,000 shares authorized; 393,112,711 shares issued and outstanding as of December 28, 2025 and 380,069,232 shares issued and outstanding as of December 29, 2024	—	—
Additional paid-in capital	3,338	3,102
Retained earnings	3,776	3,184
Accumulated other comprehensive loss	(314)	(452)
Total shareholders’ equity	6,801	5,834
Total liabilities and equity	$12,177	$11,054

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended
	December 28, 2025	December 29, 2024
Cash flows from operating activities:
Net income	$998	$970
Less: Net income from discontinued operations	—	(172)
Net income from continuing operations	$998	$798
Adjustments to reconcile net income (loss) from continuing operations to net cash flows from operating activities of continuing operations:
Depreciation and amortization	332	339
Deferred income tax expense	94	91
Stock compensation expense	9	—
(Gain) loss on sale of property, plant and equipment and other assets	12	(21)
Income from equity method investments	(12)	(8)
Gain on assets held in rabbi trusts	(34)	(16)
Change in accounts receivable	(470)	(6)
Change in inventories	118	138
Change in prepaid expenses and other current assets	(6)	(88)
Change in accounts payable	65	(19)
Change in accrued expenses and other current liabilities	(63)	(261)
Other	17	(32)
Net cash flows from operating activities of continuing operations	1,059	916

Cash flows from investing activities:
Capital expenditures	(341)	(350)
Net expenditures from breeding stock transactions	(14)	(43)
Investments in partnerships and other assets	(12)	(13)
Proceeds from sale of property, plant and equipment and other assets	14	99
Cash receipts on notes receivable	25	—
Other	18	9
Net cash flows used in investing activities of continuing operations	(309)	(298)

Cash flows from financing activities:
Payment of dividends	(396)	(288)
Principal payments on long-term debt and finance lease obligations	(3)	(24)
Payment of deferred purchase consideration for acquisition	(2)	(2)
Repayments to Securitization Facility	—	(14)
Proceeds from Securitization Facility	—	14
Net repayments to revolving credit facilities	—	(8)
Net proceeds from issuance of common stock	236	—
Other	1	1
Net cash flows used in financing activities of continuing operations	(164)	(321)

Effect of foreign exchange rate changes on cash from continuing operations	11	(7)

Cash flows from discontinued operations:
Net cash flows from operating activities of discontinued operations	—	221
Net cash flows used in investing activities of discontinued operations	—	(171)
Net cash flows used in financing activities of discontinued operations	—	(143)
Effect of foreign exchange rate changes on cash from discontinued operations	—	(5)
Net change in cash and cash equivalents of discontinued operations	—	(98)

Net change in cash, cash equivalents and restricted cash	597	192

Cash, cash equivalents and restricted cash at beginning of period (including discontinued operations)	943	751
Cash, cash equivalents and restricted cash at end of period (including discontinued operations)	1,539	943
Less: Cash, cash equivalents and restricted cash attributable to discontinued operations at end of period	—	—
Cash, cash equivalents and restricted cash at end of period	$1,539	$943

Non-GAAP Financial Measures

Adjusted Net Income from Continuing Operations Attributable to Smithfield and Adjusted Net Income from Continuing Operations per Common Share Attributable to Smithfield

The following table provides a reconciliation of net income from continuing operations attributable to Smithfield to adjusted net income from continuing operations attributable to Smithfield.

	Three Months Ended		Twelve Months Ended		Affected income statement account
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(in millions, except per share data)
Net income from continuing operations attributable to Smithfield	$327	$211	$987	$783
Litigation charges	—	—	73	—	SG&A
Reduction in workforce (1)	3	—	9	—	SG&A
Reduction in workforce (1)	—	—	2	—	Cost of sales
Office closures (2)	—	—	4	—	SG&A
Hog Production Reform (3)	2	18	5	31	Cost of sales
Hog Production Reform (4)	(3)	(38)	(4)	(38)	Operating gains
Plant closure	—	—	2	—	Cost of sales
Incremental costs from destruction of property	—	—	—	4	Cost of sales
Employee retention tax credits (5)	—	—	(10)	(86)	Cost of sales
Employee retention tax credits (5)	—	—	—	(1)	SG&A
Insurance recoveries (6)	—	—	(36)	(4)	Operating gains
Company-owned life insurance gain (7)	—	—	(17)	—	Non-operating gains
Income tax effect of non-GAAP adjustments (8)	—	5	(11)	24	Income tax expense
Adjusted net income from continuing operations attributable to Smithfield	$329	$196	$1,002	$714

Net income from continuing operations attributable to Smithfield per diluted common share	$0.83	$0.56	$2.51	$2.06
Adjusted net income from continuing operations attributable to Smithfield per diluted common share	$0.83	$0.52	$2.55	$1.88
________________
(1)Consists of severance costs associated with workforce reduction initiatives. Total severance costs round up to $12 million.
(2)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(3)Consists of contract termination costs, loss on asset disposals, employee termination benefits, accelerated depreciation charges and other exit costs associated with our Hog Production Reform initiative.
(4)Fiscal year 2025 includes a $3 million gain on the sale of certain of our hog farms in Missouri. Fiscal year 2024 includes a $32 million gain on the sale of hog farms in Utah and a $6 million gain on the sale of assets to Murphy Family Farms.
(5)Represents the recognition of employee retention tax credits received under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
(6)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(7)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.
(8)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations and
Adjusted EBITDA Margin from Continuing Operations

The following table provides a reconciliation of net income from continuing operations to EBITDA from continuing operations and adjusted EBITDA from continuing operations.

	Three Months Ended		Twelve Months Ended		Affected Income Statement Account
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(in millions, except percentages)
Net income from continuing operations	$331	$217	$998	$798
Interest expense, net	8	14	41	66
Income tax expense	78	105	283	271
Depreciation and amortization	84	87	332	339
EBITDA from continuing operations	$502	$423	$1,654	$1,474
Litigation charges	—	—	73	—	SG&A
Reduction in workforce (1)	3	—	9	—	SG&A
Reduction in workforce (1)	—	—	2	—	Cost of sales
Office closures (2)	—	—	4	—	SG&A
Hog Production Reform (3)	1	17	3	29	Cost of sales
Hog Production Reform (4)	(3)	(38)	(4)	(38)	Operating gains
Plant closure (5)	—	—	1	—	Cost of sales
Incremental costs from destruction of property	—	—	—	4	Cost of sales
Employee retention tax credits (6)	—	—	(10)	(86)	Cost of sales
Employee retention tax credits (6)	—	—	—	(1)	SG&A
Insurance recoveries (7)	—	—	(36)	(4)	Operating gains
Company-owned life insurance gain (8)	—	—	(17)	—	Non-operating gains
Adjusted EBITDA from continuing operations	$502	$402	$1,677	$1,379

Net income margin from continuing operations	7.8%	5.5%	6.4%	5.6%
Adjusted EBITDA margin from continuing operations	11.9%	10.2%	10.8%	9.7%
________________
(1)Consists of severance costs associated with workforce reduction initiatives. Total severance costs round up to $12 million.
(2)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(3)Consists of contract termination costs, loss on asset disposals, employee termination benefits and other exit costs associated with our Hog Production Reform initiative. Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(4)Fiscal year 2025 includes a $3 million gain on the sale of certain of our hog farms in Missouri. Fiscal year 2024 includes a $32 million gain on the sale of hog farms in Utah and a $6 million gain on the sale of assets to Murphy Family Farms.
(5)Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(6)Represents the recognition of employee retention tax credits received under the CARES Act.
(7)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(8)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.

Net Debt and Ratio of Net Debt to Adjusted EBITDA from Continuing Operations

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income from continuing operations, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	December 28, 2025	December 29, 2024
	(in millions, except ratios)
Current portion of long-term debt and capital lease	$3	$3
Long-term debt and finance lease obligations	2,000	1,999
Total debt and finance lease obligations	$2,003	$2,002
Cash and cash equivalents	(1,539)	(943)
Net debt	$464	$1,059

Net income from continuing operations	$998	$798
Adjusted EBITDA from continuing operations	$1,677	$1,379

Ratio of total debt and finance lease obligations to net income from continuing operations	2.0x	2.5x
Ratio of net debt to adjusted EBITDA from continuing operations	0.3x	0.8x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following table provides a reconciliation of operating profit to adjusted operating profit. Adjusted operating profit and adjusted operating profit margin are non-GAAP measures.

Three Months Ended December 28, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$302	$87	$64	$14	$(49)	$(17)	$400
Reduction in workforce (4)	—	—	—	—	—	3	3
Hog Production Reform	—	—	—	—	—	(1)	(1)
Adjusted operating profit (loss)	$302	$87	$64	$14	$(49)	$(15)	$402

Operating profit margin	11.8%	4.3%	7.9%	7.8%	NM	NM	9.5%
Adjusted operating profit margin	11.8%	4.3%	7.9%	7.8%	NM	NM	9.5%

Three Months Ended December 29, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$313	$70	$(8)	$17	$(62)	$4	$335
Hog Production Reform (5)	—	—	—	—	—	(20)	(20)
Adjusted operating profit (loss)	$313	$70	$(8)	$17	$(62)	$(16)	$315

Operating profit (loss) margin	12.7%	3.5%	(1.0)%	13.7%	NM	NM	8.5%
Adjusted operating profit (loss) margin	12.7%	3.5%	(1.0)%	13.7%	NM	NM	8.0%
_______________
(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.
(4)Consists of severance costs associated with workforce reduction initiatives.
(5)Consists of a $32 million gain on the sale of our Utah hog farms and a $6 million gain on the sale of breeding stock to Murphy Family Farms, partially offset by contract termination costs, loss on asset disposals, employee termination benefits, accelerated depreciation charges and other exit costs associated with our Hog Production Reform initiative.

Twelve Months Ended December 28, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$1,094	$214	$176	$45	$(128)	$(109)	$1,292
Litigation charges	—	—	—	—	—	73	73
Reduction in workforce (4)	—	—	—	—	—	12	12
Office closures (5)	—	—	—	—	—	4	4
Plant closure	—	—	—	—	—	2	2
Hog Production Reform	—	—	—	—	—	1	1
Employee retention tax credits (6)	(5)	(5)	—	—	—	—	(10)
Insurance recoveries (7)	—	—	—	—	—	(36)	(36)
Adjusted operating profit (loss)	$1,089	$209	$176	$45	$(128)	$(55)	$1,336

Operating profit margin	12.5%	2.6%	5.2%	8.6%	NM	NM	8.3%
Adjusted operating profit margin	12.4%	2.5%	5.2%	8.6%	NM	NM	8.6%

Twelve Months Ended December 29, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$1,168	$266	$(144)	$35	$(153)	$(55)	$1,118
Incremental costs from destruction of property	—	—	—	—	—	4	4
Insurance recoveries (7)	—	—	—	—	—	(4)	(4)
Hog Production Reform (8)	—	—	—	—	—	(7)	(7)
Employee retention tax credits (6)	(38)	(41)	(8)	—	—	—	(87)
Adjusted operating profit (loss)	$1,130	$225	$(152)	$35	$(153)	$(61)	$1,024

Operating profit (loss) margin	14.0%	3.4%	(4.8)%	7.4%	NM	NM	7.9%
Adjusted operating profit (loss) margin	13.6%	2.9%	(5.0)%	7.4%	NM	NM	7.2%
_______________
(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.
(4)Consists of severance costs associated with workforce reduction initiatives.
(5)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(6)Represents the recognition of employee retention tax credits received under the CARES Act.
(7)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(8)Consists of a $32 million gain on the sale of our Utah hog farms and a $6 million gain on the sale of breeding stock to Murphy Family Farms, partially offset by contract termination costs, loss on asset disposals, employee termination benefits, accelerated depreciation charges and other exit costs associated with our Hog Production Reform initiative.